Exhibit 99.1

Skyward Specialty Insurance Group Reports Fourth Quarter 2024 Results
Houston, TX – February 25, 2025 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today reported fourth quarter 2024 net income of $14.4 million, or $0.35 per diluted share, compared to $29.3 million, or $0.74 per diluted share, for the same 2023 period. Net income for the year ended 2024 was $118.8 million, or $2.87 per diluted share, compared to $86.0 million, or $2.24 per diluted share, for the same 2023 period.
Adjusted operating income(1) for the fourth quarter of 2024 was $33.2 million, or $0.80 per diluted share, compared to $24.3 million, or $0.61 per diluted share, for the same 2023 period. Adjusted operating income(1) for the year ended 2024 was $126.7 million, or $3.06 per diluted share, compared to $80.8 million, or $2.11 per diluted share, for the same 2023 period.
Highlights for the fourth quarter included:
•Gross written premiums of $388.4 million, an increase of $66.8 million, or 20.8%, when compared to 2023;
•Adjusted combined ratio(1) of 91.6%, including catastrophe losses of 2.2 points;
•Return on equity of 16.3% for the year ended 2024 compared to 15.9% for the same 2023 period;
•Adjusted return on equity(1) of 17.4% for the year ended 2024 compared to 14.9% for the same 2023 period; and,
•Book value per share of $19.79, an increase of 18% compared to December 31, 2023.

(1) See "Reconciliation of Non-GAAP Financial Measures"
Skyward Specialty Chairman and CEO Andrew Robinson commented, "We wrapped up another remarkable year for Skyward Specialty, delivering both outstanding underwriting results while growing gross written premiums at over 20% for the quarter and 19% for the full year, with six out of eight divisions growing double-digits over the prior year. Our 16.3% return on equity for the year was again an excellent outcome. Throughout 2024 we continued to thoughtfully diversify our product portfolio, strategically launching new units including Media Liability, Life Sciences, Mortgage and Credit, and Renewable Energy. Our focus and disciplined execution of our “Rule Our Niche” strategy, and the extraordinary efforts of my 600 plus colleagues made 2024 another impressive year for our Company, and we are confident that we have built the foundation that will propel us in 2025 and beyond."

Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended December 31,			Twelve months ended December 31,
unaudited	2024	2023	% Change	2024	2023	% Change
Gross written premiums	$388,355	$321,605	20.8%	$1,743,232	$1,459,829	19.4%
Ceded written premiums	$(117,328)	$(107,488)	9.2%	$(619,654)	$(549,138)	12.8%
Net retention	69.8%	66.6%	NM (1)	64.5%	62.4%	NM (1)
Net written premiums	$271,027	$214,117	26.6%	$1,123,578	$910,691	23.4%
Net earned premiums	$293,240	$224,932	30.4%	$1,056,722	$829,143	27.4%
(1) Not meaningful

The increase in gross written premiums for the fourth quarter and year ended 2024, when compared to the same 2023 periods, was driven by double-digit premium growth primarily from our surety, programs, captives, global property & agriculture and transactional E&S underwriting divisions.

Combined Ratio	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2024	2023	2024	2023
Non-cat loss and LAE	60.5%	60.9%	60.6%	60.9%
Cat loss and LAE(1)	2.2%	0.4%	1.7%	1.4%
Prior accident year development - LPT(2)	4.2%	(0.2)%	1.1%	(0.2)%
Loss Ratio	66.9%	61.1%	63.4%	62.1%
Net policy acquisition costs	15.3%	13.4%	14.2%	13.0%
Other operating and general expenses	13.9%	16.3%	15.3%	16.3%
Commission and fee income	(0.3)%	(0.1)%	(0.6)%	(0.7)%
Expense ratio	28.9%	29.6%	28.9%	28.6%
Combined ratio	95.8%	90.7%	92.3%	90.7%
Ex-Cat Combined Ratio(3)	93.6%	90.3%	90.6%	89.3%

Adjusted Underwriting Ratios
Adjusted loss ratio(2)	62.7%	61.3%	62.3%	62.3%
Expense ratio	28.9%	29.6%	28.9%	28.6%
Adjusted combined ratio(2)	91.6%	90.9%	91.2%	90.9%
(1) Current accident year
(2) See "Reconciliation of Non-GAAP Financial Measures"
(3) Defined as the combined ratio excluding cat loss and LAE(1)

The loss ratios for the fourth quarter and year ended 2024 increased 5.8 points and 1.3 points, respectively, when compared to the same 2023 periods, primarily due to the net impact of prior accident year development related to the LPT. The fourth quarter and year ended 2024 were also impacted by higher catastrophe losses, primarily from Hurricane Milton in the fourth quarter of 2024 and Hurricanes Helene and Beryl in the third quarter of 2024. The improvement in the non-cat loss and LAE ratios for the fourth quarter and year ended 2024, when compared to the same 2023 periods, was driven by the business mix shift.
The expense ratio for the fourth quarter improved when compared to the same 2023 period primarily due to earnings leverage partially offset by the business mix shift. The expense ratio for the year ended 2024 increased slightly when compared to the same 2023 period, driven by the business mix shift.
The expense ratios for all periods presented exclude the impact of IPO related stock compensation and secondary offering expenses, which are reported in other expenses in our condensed consolidated statements of operations and comprehensive income.
Investment Results

Net Investment Income
$ in thousands	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2024	2023	2024	2023
Short-term investments & cash and cash equivalents	$3,998	$3,670	$17,643	$11,677
Fixed income	15,909	11,680	57,631	36,547
Equities	771	880	2,745	2,212
Alternative & strategic investments	52	(2,226)	2,667	(10,114)
Net investment income	$20,730	$14,004	$80,686	$40,322
Net unrealized (losses) gains on securities still held	$(7,688)	$8,736	$7,921	$11,130
Net realized losses	(2,721)	(992)	(1,665)	(58)
Net investment (losses) gains	$(10,409)	$7,744	$6,256	$11,072

Beginning January 1, 2024 we simplified the investment portfolio classifications to align with our strategy and the underlying risk characteristics of the portfolio. The prior period has been reclassified to conform to the current period presentation.
Net investment income for the fourth quarter and year ended 2024 increased $6.7 million and $40.4 million, respectively when compared to the same 2023 periods, primarily driven by (i) increased income from our fixed income portfolio and short-term investments due to higher yields and larger asset bases, and (ii) income from alternative and strategic investments compared to losses for the same 2023 periods, which were impacted by the decline in the fair value of limited partnership investments.
Stockholders’ Equity
Stockholders’ equity was $794.0 million at December 31, 2024 which represented a decrease of 0.4% when compared to stockholders' equity of $797.5 million at September 30, 2024. The decrease in stockholders’ equity was primarily due to a decline in the market value of our investment portfolio partially offset by net income.

Conference Call
At 9:30 a.m. eastern time tomorrow, February 26, 2025, Skyward Specialty management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We have chosen to exclude the net impact of the Loss Portfolio Transfer (“LPT”), all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening in certain non-GAAP metrics, where noted, as the business subject to the LPT is not representative of our continuing business strategy. The business subject to the LPT is primarily related to policy years 2017 and prior, was generated and managed under prior leadership, and has either been exited or substantially repositioned during the reevaluation of our portfolio. The LPT was commuted effective January 31, 2025. We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through eight underwriting divisions - Accident & Health, Captives, Global Property & Agriculture, Industry Solutions, Professional Lines, Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor contact:
Natalie Schoolcraft,
nschoolcraft@skywardinsurance.com
614-494-4988
or
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	December 31, 2024	December 31, 2023
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $1,320,266 and $1,047,713, respectively)	$1,292,218	$1,017,651
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $243 and $329, respectively)	39,153	42,986
Equity securities, at fair value	106,254	118,249
Mortgage loans, at fair value	26,490	50,070
Equity method investments	98,594	110,653
Other long-term investments	33,182	3,852
Short-term investments, at fair value	274,929	270,226
Total investments	1,870,820	1,613,687
Cash and cash equivalents	121,603	65,891
Restricted cash	35,922	34,445
Premiums receivable, net	321,641	179,235
Reinsurance recoverables, net	857,876	596,334
Ceded unearned premium	203,901	186,121
Deferred policy acquisition costs	113,183	91,955
Deferred income taxes	30,486	21,991
Goodwill and intangible assets, net	87,348	88,435
Other assets	86,698	75,341
Total assets	$3,729,478	$2,953,435
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$1,782,383	$1,314,501
Unearned premiums	637,185	552,532
Deferred ceding commission	40,434	37,057
Reinsurance and premium payables	177,070	150,156
Funds held for others	102,665	58,588
Accounts payable and accrued liabilities	76,206	50,880
Notes payable	100,000	50,000
Subordinated debt, net of debt issuance costs	19,536	78,690
Total liabilities	2,935,479	2,292,404
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 40,127,908 and 39,863,756 shares issued and outstanding, respectively	401	399
Additional paid-in capital	718,598	710,855
Stock notes receivable	—	(5,562)
Accumulated other comprehensive loss	(22,120)	(22,953)
Retained earnings (accumulated deficit)	97,120	(21,708)
Total stockholders’ equity	793,999	661,031
Total liabilities and stockholders’ equity	$3,729,478	$2,953,435

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2024	2023	2024	2023

Revenues:
Net earned premiums	$293,240	$224,932	$1,056,722	$829,143
Commission and fee income	806	247	6,703	6,064
Net investment income	20,730	14,004	80,686	40,322
Net investment (losses) gains	(10,409)	7,744	6,256	11,072
Other income (loss)	35	(632)	(167)	(632)
Total revenues	304,402	246,295	1,150,200	885,969
Expenses:
Losses and loss adjustment expenses	196,320	137,396	669,809	515,237
Underwriting, acquisition and insurance expenses	85,487	66,791	311,757	243,444
Interest expense	2,091	2,774	9,496	10,024
Amortization expense	908	462	2,007	1,798
Other expenses	1,042	1,303	4,392	5,364
Total expenses	285,848	208,726	997,461	775,867
Income before income taxes	18,554	37,569	152,739	110,102
Income tax expense	4,148	8,304	33,911	24,118
Net income	14,406	29,265	118,828	85,984
Net income attributable to participating securities	—	—	—	1,677
Net income attributable to common stockholders	$14,406	$29,265	$118,828	$84,307
Comprehensive income:
Net income	$14,406	$29,265	$118,828	$85,984
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized (losses) gains on investments, net of tax	(14,735)	30,825	9,792	25,516
Reclassification adjustment for losses on securities no longer held, net of tax	(5,682)	(105)	(8,959)	(4,984)
Total other comprehensive (loss) income	(20,417)	30,720	833	20,532
Comprehensive (loss) income	$(6,011)	$59,985	$119,661	$106,516

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2024	2023	2024	2023

Weighted average basic shares	40,107,617	37,570,274	40,056,475	36,031,907
Weighted average diluted shares	41,622,397	39,582,352	41,377,460	38,317,534

Basic earnings per share	$0.36	$0.78	$2.97	$2.34
Diluted earnings per share	$0.35	$0.74	$2.87	$2.24
Basic adjusted operating earnings per share	$0.83	$0.65	$3.16	$2.20
Diluted adjusted operating earnings per share	$0.80	$0.61	$3.06	$2.11

Annualized ROE (1)	7.2%	19.6%	16.3%	15.9%
Annualized adjusted ROE (2)	16.7%	16.3%	17.4%	14.9%
Annualized ROTE (3)	8.1%	23.0%	18.6%	19.0%
Annualized adjusted ROTE (4)	18.8%	19.1%	19.8%	17.9%

			December 31	December 31
			2024	2023

Shares outstanding			40,127,908	39,863,756
Fully diluted shares outstanding			42,059,182	41,771,854

Book value per share			$19.79	$16.72
Fully diluted book value per share			$18.88	$15.96
Fully diluted tangible book value per share			$16.80	$13.84

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended December 31,				Twelve months ended December 31,
(unaudited)	2024		2023		2024		2023
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$18,554	$14,406	$37,569	$29,265	$152,739	$118,828	$110,102	$85,984
Less (add):
Net investment (losses) gains	(10,409)	(8,223)	7,744	6,118	6,256	4,942	11,072	8,747
Net impact of loss portfolio transfer	(12,398)	(9,794)	457	361	(11,598)	(9,162)	1,427	1,127
Other loss	35	28	(632)	(499)	(167)	(132)	(632)	(499)
Other expenses	(1,042)	(823)	(1,303)	(1,029)	(4,392)	(3,470)	(5,364)	(4,238)
Adjusted operating income	$42,368	$33,218	$31,303	$24,314	$162,640	$126,650	$103,599	$80,847

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2024	2023	2024	2023
Income before income taxes	$18,554	$37,569	$152,739	$110,102
Add:
Interest expense	2,091	2,774	9,496	10,024
Amortization expense	908	462	2,007	1,798
Other expenses	1,042	1,303	4,392	5,364
Less (add):
Net investment income	20,730	14,004	80,686	40,322
Net investment (losses) gains	(10,409)	7,744	6,256	11,072
Other income (loss)	35	(632)	(167)	(632)
Underwriting income	$12,239	$20,992	$81,859	$76,526

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Loss Ratio / Adjusted Combined Ratio – We define adjusted loss ratio and adjusted combined ratio as the corresponding ratio (calculated in accordance with GAAP), excluding losses and LAE related to the LPT and all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss ratio and adjusted combined ratio should not be viewed as substitutes for our loss ratio and combined ratio, respectively.

($ in thousands)	Three months ended December 31,		Twelve months ended December 31,
(unaudited)	2024	2023	2024	2023
Net earned premiums	$293,240	$224,932	$1,056,722	$829,143

Losses and LAE	196,320	137,396	669,809	515,237
Less: Pre-tax net impact of LPT	12,398	(457)	11,598	(1,427)
Adjusted losses and LAE	$183,922	$137,853	$658,211	$516,664

Loss ratio	66.9%	61.1%	63.4%	62.1%
Less: net impact of LPT	4.2%	(0.2)%	1.1%	(0.2)%
Adjusted loss ratio	62.7%	61.3%	62.3%	62.3%

Combined ratio	95.8%	90.7%	92.3%	90.7%
Less: net impact of LPT	4.2%	(0.2)%	1.1%	(0.2)%
Adjusted combined ratio	91.6%	90.9%	91.2%	90.9%

Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	December 31,
(unaudited)	2024	2023
Stockholders' equity	$793,999	$661,031
Less: Goodwill and intangible assets	87,348	88,435
Tangible stockholders' equity	$706,651	$572,596

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division (Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Industry Solutions	80,738	78,796	2.5%	317,198	305,476	3.8%
Global Property & Agriculture	$31,681	$25,996	21.9%	$311,402	$273,191	14.0%
Captives	57,765	40,375	43.1%	241,902	167,624	44.3%
Programs	52,151	35,694	46.1%	218,407	178,726	22.2%
Accident & Health	44,594	38,882	14.7%	173,073	151,701	14.1%
Transactional E&S	36,262	31,560	14.9%	169,053	122,508	38.0%
Professional Lines	39,130	40,145	(2.5)%	159,785	154,565	3.4%
Surety	46,034	30,157	52.6%	152,429	106,056	43.7%
Total gross written premiums(1)	$388,355	$321,605	20.8%	$1,743,249	$1,459,847	19.4%
(1) Excludes exited business